Exhibit 32

Certification of Periodic Report

In connection with the Annual Report of National Commerce Financial Corporation (the “Company”) on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, William R. Reed, Jr. and John M. Presley, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1.) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2.) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 10, 2004	By:	/s/ WILLIAM R. REED, JR
William R. Reed, Jr.
Chief Executive Officer

/s/ JOHN M. PRESLEY
John M. Presley
Chief Financial Officer